(h)(2)(ix)

AMENDMENT NO. 8

EXPENSE LIMITATION AGREEMENT

Amendment No. 8 effective October 27, 2025 (“Amendment No. 8”) to the Expense Limitation Agreement dated January 1, 2023 (“Agreement”) between Equitable Investment Management Group, LLC (the “Adviser”), Equitable Investment Management, LLC (the “Administrator”) and EQ Advisors Trust (the “Trust”).

The Adviser, Administrator and Trust hereby agree to modify and amend the Agreement as follows:

1.	Name Change. The name of the EQ/Franklin Moderate Allocation Portfolio is changed to EQ/JPMorgan Hedged Equity and Premium Income Portfolio.

2.

Schedule A. Solely to reflect the above-referenced name change, Schedule A to the Agreement, which sets forth the maximum annual operating expense limits, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Brian Walsh		Kenneth Kozlowski
	Chief Financial Officer and Treasurer		Executive Vice President and Chief Investment Officer

EQUITABLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Kenneth Kozlowski
Kenneth Kozlowski
Executive Vice President and
Chief Investment Officer

AMENDMENT NO. 8

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
1290 VT Convertible Securities Portfolio	N/A	0.90%	0.65%
1290 VT DoubleLine Opportunistic Bond Portfolio	N/A	0.90%	0.65%
1290 VT Equity Income Portfolio	N/A	0.95%	0.70%
1290 VT GAMCO Mergers & Acquisitions Portfolio	N/A	1.25%	1.00%
1290 VT GAMCO Small Company Value Portfolio	N/A	1.07%	0.82%
1290 VT High Yield Bond Portfolio	N/A	1.00%	0.75%
1290 VT Micro Cap Portfolio	N/A	1.15%	0.90%
1290 VT Moderate Growth Allocation Portfolio	N/A	1.10%*	N/A
1290 VT Multi-Alternative Strategies Portfolio	N/A	1.10%	0.85%
1290 VT Natural Resources Portfolio	N/A	0.90%*	0.65%*
1290 VT Real Estate Portfolio	N/A	0.90%	0.65%
1290 VT Small Cap Value Portfolio	N/A	1.15%	0.90%
1290 VT SmartBeta Equity ESG Portfolio	N/A	1.10%	0.85%
1290 VT Socially Responsible Portfolio	N/A	1.15%	0.90%
ATM International Managed Volatility Portfolio	N/A	N/A	0.65%
ATM Large Cap Managed Volatility Portfolio	N/A	N/A	0.60%
ATM Mid Cap Managed Volatility Portfolio	N/A	N/A	0.60%
ATM Small Cap Managed Volatility Portfolio	N/A	N/A	0.60%
EQ/2000 Managed Volatility Portfolio	N/A	0.85%	0.60%
EQ/400 Managed Volatility Portfolio	N/A	0.85%	0.60%
EQ/500 Managed Volatility Portfolio	N/A	0.85%	0.60%
EQ/AB Dynamic Aggressive Growth Portfolio	N/A	1.15%*	N/A
EQ/AB Dynamic Growth Portfolio	N/A	1.15%*	N/A
EQ/AB Dynamic Moderate Growth Portfolio	N/A	1.15%*	N/A
EQ/AB Short Duration Government Bond Portfolio	0.77%	0.77%	0.52%
EQ/AB Small Cap Growth Portfolio	N/A	1.00%	0.75%
EQ/AB Sustainable U.S. Thematic Portfolio	N/A	1.00%	0.75%
EQ/Aggressive Allocation Portfolio	N/A	1.25%*	1.00%*
EQ/Aggressive Growth Strategy Portfolio	N/A	1.15%*	N/A
EQ/All Asset Growth Allocation Portfolio	N/A	1.25%*	1.00%*
EQ/American Century Mid Cap Value Portfolio	N/A	1.00%*	0.75%*
EQ/American Century Moderate Growth Allocation Portfolio	N/A	1.15%*	N/A
EQ/Balanced Strategy Portfolio	N/A	1.05%*	N/A
EQ/Capital Group Research Portfolio	N/A	0.95%	0.70%
EQ/ClearBridge Large Cap Growth ESG Portfolio	N/A	1.00%	0.75%
EQ/ClearBridge Select Equity Managed Volatility Portfolio	N/A	1.05%	0.80%
EQ/Common Stock Index Portfolio	0.67%	0.67%	0.42%
EQ/Conservative Allocation Portfolio	N/A	1.00%*	0.75%*
EQ/Conservative Growth Strategy Portfolio	N/A	1.00%*	N/A
EQ/Conservative Strategy Portfolio	N/A	0.95%*	N/A
EQ/Conservative-Plus Allocation Portfolio	N/A	1.10%*	0.85%*
EQ/Core Bond Index Portfolio	N/A	0.62%	0.37%
EQ/Core Plus Bond Portfolio	0.93%*	0.93%*	0.68%*
EQ/Emerging Markets Equity PLUS Portfolio	N/A	1.20%	0.95%
EQ/Equity 500 Index Portfolio	0.5375%	0.5375%	0.2875%
EQ/Fidelity Institutional AM® Large Cap Portfolio	N/A	0.87%*	0.62%*
EQ/Franklin Rising Dividends Portfolio	N/A	0.87%*	0.62%*
EQ/Franklin Small Cap Value Managed Volatility Portfolio	N/A	1.05%	0.80%
EQ/Global Equity Managed Volatility Portfolio	N/A	1.10%	0.85%

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
EQ/Goldman Sachs Growth Allocation Portfolio	N/A	1.15%*	N/A
EQ/Goldman Sachs Mid Cap Value Portfolio	N/A	1.09%*	0.84%*
EQ/Goldman Sachs Moderate Growth Allocation Portfolio	N/A	1.15%*	N/A
EQ/Growth Strategy Portfolio	N/A	1.10%*	N/A
EQ/Intermediate Corporate Bond Portfolio	N/A	0.65%	0.40%
EQ/Intermediate Government Bond Portfolio	0.62%	0.62%	0.37%
EQ/International Core Managed Volatility Portfolio	N/A	1.05%	0.80%
EQ/International Equity Index Portfolio	0.72%*	0.72%*	0.47%*
EQ/International Managed Volatility Portfolio	N/A	0.90%	0.65%
EQ/International Value Managed Volatility Portfolio	N/A	1.05%	0.80%
EQ/Invesco Comstock Portfolio	N/A	1.00%	0.75%
EQ/Invesco Global Portfolio	N/A	1.10%	0.85%
EQ/Invesco Global Real Assets Portfolio	N/A	1.20%*	0.95%*
EQ/Invesco Moderate Allocation Portfolio	N/A	1.15%*	N/A
EQ/Invesco Moderate Growth Allocation Portfolio	N/A	1.15%*	N/A
EQ/Janus Enterprise Portfolio	N/A	1.05%	0.80%
EQ/JPMorgan Growth Allocation Portfolio	N/A	1.15%*	N/A
EQ/JPMorgan Growth Stock Portfolio	N/A	0.96%	0.71%
EQ/JPMorgan Hedged Equity and Premium Income Portfolio (formerly, EQ/Franklin Moderate Allocation Portfolio)	N/A	1.15%*	N/A
EQ/JPMorgan Value Opportunities Portfolio	N/A	1.00%	0.75%
EQ/Large Cap Core Managed Volatility Portfolio	N/A	0.90%	0.65%
EQ/Large Cap Growth Index Portfolio	N/A	0.73%	0.48%
EQ/Large Cap Growth Managed Volatility Portfolio	N/A	0.90%	0.65%
EQ/Large Cap Value Index Portfolio	N/A	0.75%	0.50%
EQ/Large Cap Value Managed Volatility Portfolio	N/A	0.90%	0.65%
EQ/Lazard Emerging Markets Equity Portfolio	N/A	1.35%*	1.10%*
EQ/Long-Term Bond Portfolio	N/A	0.65%	0.40%
EQ/Loomis Sayles Growth Portfolio	N/A	1.05%	0.80%
EQ/MFS International Growth Portfolio	N/A	1.10%	0.85%
EQ/MFS International Intrinsic Value Portfolio	N/A	1.15%*	0.90%*
EQ/MFS Mid Cap Focused Growth Portfolio	N/A	1.10%*	0.85%*
EQ/MFS Technology Portfolio	N/A	1.14%*	0.89%*
EQ/MFS Utilities Series Portfolio	N/A	1.05%*	0.80%*
EQ/Mid Cap Index Portfolio	N/A	0.64%	0.39%
EQ/Mid Cap Value Managed Volatility Portfolio	N/A	1.00%	0.75%
EQ/Moderate Allocation Portfolio	1.15%*	1.15%*	0.90%*
EQ/Moderate Growth Strategy Portfolio	N/A	1.10%*	N/A
EQ/Moderate-Plus Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/Morgan Stanley Small Cap Growth Portfolio	N/A	1.15%	0.90%
EQ/PIMCO Global Real Return Portfolio	N/A	0.85%	0.60%
EQ/PIMCO Real Return Portfolio	N/A	0.75%*	0.50%*
EQ/PIMCO Total Return ESG Portfolio	N/A	0.75%*	0.50%*
EQ/PIMCO Ultra Short Bond Portfolio	N/A	0.79%	0.54%
EQ/Quality Bond PLUS Portfolio	0.85%	0.85%	0.60%
EQ/Small Company Index Portfolio	N/A	0.64%	0.39%
EQ/T. Rowe Price Health Sciences Portfolio	N/A	1.20%*	0.95%*
EQ/Ultra Conservative Strategy Portfolio	N/A	0.95%*	N/A
EQ/Value Equity Portfolio	N/A	0.95%	0.70%
EQ/Wellington Energy Portfolio	N/A	1.19%*	0.94%*
Equitable Conservative Growth MF/ETF Portfolio	N/A	1.10%*	0.85%*
Equitable Growth MF/ETF Portfolio	N/A	1.15%*	0.90%*
Equitable Moderate Growth MF/ETF Portfolio	N/A	1.10%*	0.85%*
Multimanager Aggressive Equity Portfolio	1.00%	1.00%	0.75%
Multimanager Core Bond Portfolio	N/A	0.85%	0.60%
Multimanager Technology Portfolio	N/A	1.17%	0.92%
Target 2015 Allocation Portfolio	N/A	1.10%*	0.85%*

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+		Class K
Target 2025 Allocation Portfolio	N/A	1.10	%*	0.85	%*
Target 2035 Allocation Portfolio	N/A	1.10	%*	0.85	%*
Target 2045 Allocation Portfolio	N/A	1.10	%*	0.85	%*
Target 2055 Allocation Portfolio	N/A	1.10	%*	0.85	%*

*	For purposes of calculating the Maximum Annual Operating Expense Limit, Acquired Fund Fees and Expenses are included in Portfolio Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 under the 1940 Act.

N/A	This class of shares of the Portfolio either is not registered or is registered but not currently offered for sale.